STOCK OPTION AGREEMENT


The Board of Directors of Medix Resources, Inc. (the "Company") has determined that (sometimes referred to herein as "You" or the "Optionee") is eligible for a grant pursuant to the Corporate Resolution dated (the "Agreement").

This Stock Option Agreement is made by and between the Company and You as follows:

     1. Grant of Option. You are hereby granted, as of the date hereof, an option to purchase shares of the Company's common stock ("Option").

     2. Exercise Price. The exercise price pursuant to this Stock Option Agreement will be per share.

     3. Term. This Option shall expire on.

THIS OPTION MAY BE EXERCISED ONLY BY YOU. NEITHER THIS OPTION NOR ANY PORTION THEREOF OR INTEREST THEREIN MAY BE SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN ANY MANNER.

Exercise of this Option shall not be effective until the Company has received written notice of exercise specifying the number of whole shares to be purchased. Such notice shall be accompanied by full payment of the aggregate purchase price for the number of shares so purchased in cash, or by check, bank draft or money order. Thereafter, a certificate or certificates representing the shares so purchased shall, within a reasonable time, be issued in street name and delivered to your account, subject to postponement of issuance in order to permit compliance with applicable federal or state securities laws, the rules and regulations of any self-regulating organization or the Company's Articles of Incorporation and Bylaws. You shall not be entitled to the rights of a shareholder with respect to the shares until the Company issues one or more certificates evidencing such shares. The Company shall act as expeditiously as possible in complying with its obligations under this Stock Option Agreement.

Upon a partial exercise of this Option, this Stock Option Agreement shall be automatically amended to reduce the number of shares covered by this Option by the number of shares so purchased without the necessity of the execution of a new agreement or a formal written amendment of this Stock Option Agreement.

     4. Certain Taxes. You hereby authorize the Company to withhold, in accordance with applicable law, from any compensation (whether salary, bonus or otherwise) payable to You, any taxes required to be withheld by any federal, state or local law or regulation as a result of the exercise of this Option. In this regard, You acknowledge and agree that the determination by the Company of any shares on the date such shares are included in your gross income shall be final and conclusive in all respects.

     5. Securities and Other Regulations. You hereby agree that the shares acquired upon exercise of this Option shall be acquired for your own account for investment purposes only and not with a view to any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "Act") or other applicable securities laws. If the Company so determines, any stock certificates issued upon exercise of this Option shall bear a legend to the effect that the shares have been so acquired. The Company shall not be required to bear any expenses of compliance with the Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification or transfer, as the case may be, of this Option or any shares acquired upon the exercise thereof. The foregoing restriction on the transfer of the shares shall not apply if (a) the Company shall have been furnished with a satisfactory opinion of counsel to the effect that such transfer will be in compliance with the Act and other applicable securities laws, or (b) the shares shall have been duly registered in compliance with the Act and other applicable securities laws.

     6. Legends. The Company may legend the stock certificates evidencing shares acquired pursuant to the Stock Option Agreement in a manner that is the same or similar to the following:

     The shares of Common Stock evidenced by this certificate have not been registered under the Securities Act of 1933 or the securities law of the state in which the shareholder resides, and may be sold, transferred or otherwise disposed of only in accordance therewith. The shares of stock evidenced by this certificate are subject to certain transfer and repurchase restrictions imposed by that certain instrument entitled Stock Option Agreement dated May 10, 1999 between the Optionee and the Company. A copy of the Stock Option Agreement is on file at the Company's principal office.

     7. Acceptance of Stock Option Agreement. You hereby approve and accept the terms, conditions, and provisions of this Stock Option Agreement and agree to be bound hereby. Without limitation of the foregoing, you hereby agree that all decisions or interpretations of the Company or its duly authorized representatives with regard to any and all aspects of the Stock Option Agreement shall be binding, conclusive and final.

     8. Address for Notices. The parties hereto designate as the respective addresses for the receipt of any notice under this Stock Option Agreement the addresses set forth below their signatures on this Stock Option Agreement.

     9. Use of Services; Successors. Nothing herein confers any right or obligation on You to continue rendering services to the Company or shall affect in any way your right or the right of the Company, as the case may be, to terminate your services at any time.

     10. Entire Agreement. This agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of your Option and/or any other agreement with the Company except the Agreement which is incorporated herein by reference.

   Executed as of this ___ day of.


MEDIX RESOURCES, INC.         OPTIONEE:_________________


By:____________________       By:_______________________

Title:     President

Address:   Medix Resources, Inc.       Address:
           7100 E. Belleview Avenue
           Suite 301
           Englewood, CO   80111

         Amendment of Non-Plan Option Agreement of Medix Resources, Inc.
               Approved by Board of Directors on January 26, 2000

Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price in any of the following ways:
(i) in U.S. dollars in cash or by check, bank draft or money order; (ii) by the surrender of all or part of an Option (including the Option being exercised) with an aggregate net value equal to the aggregate exercise price; (iii) by the tender to the Company of shares of Common Stock with an aggregate value equal to the exercise price; or (iv) by a combination of (i), (ii) and (iii) above. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his, her or its Option until the date of issuance of a stock certificate for such shares.




















Number of Shares:              Date of Grant:


                        INCENTIVE STOCK OPTION AGREEMENT


AGREEMENT made this _____________, between (the "Optionee"), and International Nursing Services, Inc., a Colorado corporation (the "Company").

     1. Grant of Option. The Company, pursuant to the provisions of the International Nursing Services, Inc. - Incentive Stock Option Plan (the "1988 Plan"), set forth as Attachment A hereto, hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an Option to Purchase (the "Option") from the Company all or any part of an aggregate of shares of Common Stock, as such shares of Common Stock are now constituted, at the purchase price of $ per share. The provisions of the 1988 Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

     2. Exercise. The Option evidenced hereby shall be exercisable in whole or in part (but only in multiples of 100 shares unless such exercise is as to the remaining balance of this Option) as set forth in terms and conditions of the 1988 Stock Option Plan. The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Company of (i) written notice of election to exercise, in the form set forth in Attachment B hereto, specifying the number of shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in cash or certified check payable to the order of the Company, or by fully-paid and nonassessable shares of Common Stock of the Company properly endorsed over to the Company, or by a combination thereof; and (iii) by return of this Incentive Stock Option Agreement for endorsement of exercise by the Company on Schedule I hereof. In the event fully-paid and nonassessable shares of Common Stock are submitted as whole or partial payment for shares of Common Stock to be purchased hereunder, such shares of Common Stock will be valued at their fair market value on the date such shares received by the Company are applied to payment of the exercise price.

     3. Non-Transferability. The Option evidenced hereby is not assignable or transferable by the Optionee other than by the Optionee's will or by the laws of descent and distribution, as provided in Section 6 of the 1988 Plan. The Option shall be exercisable only by the Optionee during his/her lifetime.

             INTERNATIONAL NURSING SERVICES, INC.


             By:______________________

ATTEST:

         Amendment of Non-Plan Option Agreement of Medix Resources, Inc.
               Approved by Board of Directors on January 26, 2000

Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price in any of the following ways:
(i) in U.S. dollars in cash or by check, bank draft or money order; (ii) by the surrender of all or part of an Option (including the Option being exercised) with an aggregate net value equal to the aggregate exercise price; (iii) by the tender to the Company of shares of Common Stock with an aggregate value equal to the exercise price; or (iv) by a combination of (i), (ii) and (iii) above. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his, her or its Option until the date of issuance of a stock certificate for such shares.

THE REGISTERED OWNER OF THIS WARRANT, BY HIS ACCEPTANCE HEREOF, AGREES THAT HE WILL NOT SELL, TRANSFER, OR ASSIGN THIS WARRANT. TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN ANNEX II TO WARRANT, STATEMENT OF RIGHTS OF WARRANTHOLDER. NO TRANSFER OF THESE SECURITIES OR OF THIS CERTIFICATE, OR OF ANY SECURITIES OR CERTIFICATES ISSUED IN EXCHANGE THEREFOR, SHALL BE EFFECTIVE UNLESS THERE IS COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH RESTRICTIONS.



                                     WARRANT
                    For the Purchase of _______ Common Shares

                                       of

                      INTERNATIONAL NURSING SERVICES, INC.
                            (a Colorado corporation)

     THIS CERTIFIES THAT, for value received, ________ _______, as registered owner (the "Owner") of this Warrant, is entitled, subject to Annex I hereto, at any time or from time to time on or after ________, and at or before____________, (subject to earlier expiration pursuant to Section 2 of Annex II attached hereto), but not thereafter, to subscribe for, purchase and receive fully paid and nonassessable shares of common stock (the "Shares") of International Nursing Services, Inc., a Colorado corporation (the "Corporation"), at the price of per Share (the "Exercise Price"), upon presentation and surrender of this Warrant and upon payment of the Exercise Price for the Shares to be purchased to the Corporation at the principal office of the Corporation as more fully described in the Statement of Rights of Warrantholder, a copy of which is attached as Annex II hereto and by this reference made a part hereof; provided, however, that upon the occurrence of any of the events specified in Annex II, the rights granted by this Warrant shall be terminated or adjusted as specified in such Annexes. Upon exercise of this Warrant, the form of election hereinafter provided must be duly executed and the instructions for registration of the Shares acquired by such exercise must be completed. If the subscription rights represented hereby shall not be exercised at or before , or such earlier date as may be applicable pursuant to Section 2 of Annex II, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     Subject to the terms contained herein, this Warrant may be exercised in whole or in part by execution by the Owner of the form of exercise attached hereto. In the event of the exercise hereof in part only, the Corporation shall cause to be delivered to the Owner a new Warrant of like tenor to this Warrant in the name of the Owner evidencing the right of the Owner to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised.

In no event shall this Warrant (or the Shares issuable upon full or partial exercise hereof) be offered or sold except in conformity with the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officers and to be sealed with the seal of the Corporation.

             INTERNATIONAL  NURSING  SERVICES,  INC.



             By______________________________________________
                  President



             By______________________________________________
                  Assisting Secretary

Form to be used to exercise Warrant:



                                  EXERCISE FORM


The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ______________ Common Shares of International Nursing Services, Inc., called for hereby, and hereby makes payment of $___________(at the rate of $_____ per share) in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.


Dated:  ____________________, 19___


                Signature:____________________________________

                Signature Guaranteed: ________________________


                INSTRUCTIONS FOR REGISTRATION OF SHARES



Name
________________________________________________________________________________

Address_________________________________________________________________________

NOTICE: The signature to the form to exercise or form to assign must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

                                     ANNEX I


The Owner of this Warrant shall be entitled to exercise this Warrant to purchase _______ shares of common stock on or after , provided International Nursing Services, Inc.'s net revenues, on an annualized proforma basis, equal or exceed
 .

In the event the Company does not reach the net revenue level specified above in any year, the Owner of this Warrant will still have the right to exercise this Warrant to purchase such shares at
 . Once the right to exercise this Warrant is vested because the Company achieved the net revenue level specified above, the Owner shall be entitled to exercise this Warrant until expiration of this Warrant, or such earlier date as may be applicable pursuant to Section 2 of Annex II.

For purposes of this Annex I, the term "net revenue level" shall be determined by generally accepted accounting methods and shall be based on the actual or annualized financial statements of the Company and any of its acquisition(s).

                               ANNEX II TO WARRANT
                      INTERNATIONAL NURSING SERVICES, INC.

                      STATEMENT OF RIGHTS OF WARRANTHOLDER


1. Exchange of Warrant. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Corporation, may be exchanged, alone or with other Warrants of like tenor registered in the name of the same Owner, for another Warrant or other Warrants of like tenor in the name of such Owner, exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered.

2. Purchase and Exercise of Warrant.

(a) The right to purchase Shares upon exercise of this Warrant shall be vested only in accordance with Annex I hereto. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED, OTHER THAN BY WILL OR PURSUANT TO THE LAWS OF DESCENT AND DISTRIBUTION. Furthermore, the Owner's right to exercise this Warrant shall cease upon ninety days after the Owner's termination of employment, death, retirement , or disability. Each certificate for Warrants issued hereunder shall bear a legend reading substantially as follows:

"TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN ANNEX II TO WARRANT, STATEMENT OF RIGHTS OF WARRANTHOLDER, NO TRANSFER OF THESE SECURITIES OR OF THIS CERTIFICATE, OR OF ANY SECURITIES OR CERTIFICATES ISSUED IN EXCHANGE THEREFOR, SHALL BE EFFECTIVE UNLESS THERE IS COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH RESTRICTIONS."

In case the Owner shall desire to exercise the purchase right evidenced by this Warrant, the Owner shall surrender this Warrant with the form of exercise attached hereto duly executed by the Owner, to the Corporation at the principal office of the Corporation at Suite 505, 360 South Garfield Street, Denver, Colorado 80209, attention of the President accompanied by payment by certified funds, cashier's check or other form of payment acceptable to the Corporation of the total Exercise Price (hereinafter defined) for the Shares to be purchased. This Warrant may be exercised in whole or in part, subject to vesting of the right of exercise. In case of the exercise hereof in part only, the Corporation will deliver to the Owner a new Warrant or like tenor in the name of the Owner evidencing the right to purchase the number of Shares as to which this Warrant has not been exercised. Unless the Corporation receives an opinion from counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws, each certificate for Shares issued hereunder shall bear a legend reading substantially as follows:


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR HAVE THEY BEEN REGISTERED UNDER THE SECURITIES ("BLUE SKY") LAWS OF ANY STATE. THESE SECURITIES MAY NOT BEEN SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND UNDER THE APPLICABLE STATE SECURITIES ("BLUE SKY") LAWS OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND LAWS IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY, WHICH MAY NECESSITATE A WRITTEN OPINION OF SELLER'S COUNSEL SATISFACTORY TO COMPANY COUNSEL.

(b) The exercise price (the "Exercise Price") per Share issuable upon the exercise of this Warrant shall be.

(c) The term of this Warrant (the "Warrant Period") is a -year period commencing on , and ending on .

3. Disposition of Securities

The registered Owner of this Warrant, by acceptance hereof, agrees that, before any disposition is made of any Warrant or underlying Share, the Owner shall give written notice to the Corporation describing briefly the manner of any such proposed disposition. No such disposition shall be made unless and until:

(a) The Corporation has received an opinion from counsel for the Owner of said securities stating that no registration under the 1933 Act or any state securities law is required with respect to such disposition; or

(b) A registration statement or post-effective amendment to a registration statement under the 1933 Act has been filed by the Corporation and made effective by the Securities and Exchange Commission covering such proposed disposition and the securities have been registered under the appropriate state securities laws or an exemption from registration is available.

4. Share Dividends, Reclassification, Reorganization Provisions.

(a) If, prior to the expiration of this Warrant by exercise or by its terms, the Corporation shall issue any of its Common Shares as a share dividend or subdivide the number of outstanding Common Shares into a greater number of shares, then, in either of such cases, the Exercise Price per Share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Shares at the time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, if the Corporation shall contract the number of outstanding Common Shares by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per Share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. If the Corporation shall, at any time during the life of this Warrant, declare a dividend payable in cash on its Common Shares and shall at substantially the same time offer to its shareholders a right to purchase new Common Shares from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Shares so issued shall, for the purpose of this Warrant, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon the Common Shares in shares of any other class of securities convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent that Common Shares are issuable upon the conversion thereof.

(b) If, prior to the expiration of this Warrant by exercise or by its terms, the Corporation shall be recapitalized by reclassifying its outstanding Common Shares into shares with a different par value, or the corporation or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" used above in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to another corporation or corporations), the Owner of this Warrant shall thereafter have the right to purchase, upon the basis and on the terms and conditions and during the time specified in this Warrant, in lieu of the Shares theretofore purchasable upon the exercise of this Warrant, such shares, securities, or assets as may be issued or payable with respect to, or in exchange for, the number of Shares theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place, and, in any such event, the rights of the Owner of this Warrant to an adjustment in the number of Shares purchasable upon the exercise of this Warrant as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the Owner of this Warrant becomes entitled to purchase.

(c) If: (i) the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common Shares (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the Corporation's assets: or (ii) the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (iii) in the event of any classification, reclassification, or other reorganization of the shares which the Corporation is authorized to issue, consolidation or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the asset of the Corporation; or (iv) in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, and in any such case, the Corporation shall mail to the Owner of this Warrant, at least thirty (30) days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be, will be effected. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Shares of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be.

(d) If the Corporation, at any time while this Warrant shall remain unexpired and unexercised, shall sell all or substantially all of its property, dissolve, liquidate, or wind up its affairs, the Owner of this Warrant may thereafter receive upon exercise hereof, in lieu of each Share which it would have been entitled to receive, the same kind of amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Common Share of the Corporation.

5. Reservation of Shares Issuable on Exercise of Warrants. The Corporation will, at all times, reserve and keep available out of its authorized shares, solely for issuance upon the exercise of this Warrant, such number of Common Shares and other shares as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

6. Loss, Theft, Destruction, or Mutilation. Upon receipt by the Corporation of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Corporation will execute and deliver, in lieu thereof, a new Warrant of like tenor.

7. Warrantholder Not a Shareholder. The Owner of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever of a shareholder of the Corporation.

8. Taxes. The Corporation will pay all taxes in respect of the issue of this Warrant or the Shares issuable upon exercise thereof.

9. Mailing of Notice. All notices and other communications from the Corporation to the Owner of this Warrant shall be mailed by first class, certified mail, postage prepaid, to the address furnished to the Corporation in writing by the Owner of this Warrant.

   DATED this                              .


                      INTERNATIONAL NURSING SERVICES, INC.

(S E A L)

             By: ________________________________________________
                President

Attest:


____________________________________


             Amendment of Warrant Agreement of Medix Resources, Inc.
               Approved by Board of Directors on January 26, 2000

Means of Exercising Warrants. An Warrant (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Warrant being exercised and specify the number of shares as to which such Warrant is being exercised, accompanied by full payment of the purchase price in any of the following ways:
(i) in U.S. dollars in cash or by check, bank draft or money order; (ii) by the surrender of all or part of an Warrant (including the Warrant being exercised) with an aggregate net value equal to the aggregate exercise price; (iii) by the tender to the Company of shares of Common Stock with an aggregate value equal to the exercise price; or (iv) by a combination of (i), (ii) and (iii) above. The holder of an Warrant shall not have the rights of a shareholder with respect to the shares covered by his, her or its Warrant until the date of issuance of a stock certificate for such shares.

                             STOCK OPTION AGREEMENT


     This Stock Option Agreement is executed as of ___________, and is between Medix Resources, Inc., a Colorado corporation (the "Company") and ___________ (the "Optionee").

     WHEREAS, Optionee has agreed to enter into the employment of Cymedix
Lynx Corporation, a wholly-owned subsidiary of the Company, and the Company wishes to provide incentive to the Optionee in such employment by providing Optionee with a means of benefiting from equity ownership in the Company ; and

     NOW, THEREFORE, The Company hereby grants options to Optionee upon the following terms:

     1. Grant of Option. The Optionee is hereby granted, as of the this date (the "Grant Date"), an option (the "Option") to purchase _________ shares of Common Stock of the Company (the "Option Shares").

     2. Exercise Price. The exercise price pursuant at which the Option shall be exercised is $____ per share (the "Exercise Price").

     3. Term. This Option shall expire on _________, if not exercised in full and no part of the Option shall be exercised thereafter.

     4. Vesting. This Option shall not be immediately exercisable, but shall vest and become exercisable in increments of 33.33% of the total shares granted hereunder on each of the first three anniversary dates hereof, so long as the Optionee has then been continuously employed by the Company or any affiliate thereof since the date hereof.

     5. Termination of Employment. Subject to the terms set forth in any employment or other binding agreement, in the event an Optionee's Current Position, as defined below, with the Company shall terminate (i) "for cause," as defined below, while holding an unexercised portion of the Option, that portion of the Option which has not already been exercised shall expire coincident with the termination of the Optionee's Current Position, or (ii) for a reason other than "for cause," other than by reason of disability or death as discussed below, the portion of the Option which is exercisable on the date of such termination shall be exercisable until a date three (3) months after such date of termination or shall expire coincident with such position with the Company or a subsidiary or affiliate of the Company as an employee. For purposes hereof, "for cause" shall mean termination of an Optionee's Current Position because of a determination by the Company's Board of Directors that such Optionee has committed (i) misfeasance, waste of corporate assets, gross negligence or willful continued failure to substantially perform his reasonably assigned duties or (ii) dishonest or illegal conduct that is demonstrably injurious to the Company, provided, however, that termination of Optionee's Executive Employment Agreement for the reasons set forth in Section 12(a)(3) thereof shall not be termination "for cause" hereunder. Upon the termination of an Optionee's Current Position with the Company by reason of disability or death, the exercisable portion of the Option may be exercised within one (1) year after such termination. Notwithstanding anything in this Section 5 to the contrary, the Board of Directors of the Company, in its sole discretion, may waive any restrictions contained in this Section 5, including applicable exercise periods.

     6. Exercise of Option. To the extent exercisable, this option may be exercised in whole or in part and from time to time until fully exercised or until the option expiration date set forth above. This Option may be exercised only by the Optionee, his guardian or legal representative during the Optionee's lifetime and, thereafter, by his heirs or executor. Neither this option nor any portion thereof or interest therein may be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution.

     Exercise of this option shall not be effective until the Company has received written notice of exercise, specifying the number of whole Option Shares to be purchased. Such notice shall be accompanied by full payment of the aggregate Exercise Price for the number of Option Shares so purchased in cash, by cashier's check, certified check, bank draft or money order, through the delivery of shares of Company Common Stock or through the delivery of options exercisable for shares of Company Common Stock for cancellation, with net fair market equal to the Exercise Price. Thereafter, a certificate or certificates representing the Option Shares so purchased shall, within a reasonable time, be issued in the Optionee's name and delivered to the Optionee, subject to compliance with applicable securities laws. Upon a partial exercise of this Option, this Agreement shall be automatically amended to reduce the number of Option Shares covered by this option by the number of Option Shares so purchased without the necessity of the execution of a new agreement or a formal written amendment of this Agreement.

     7. Certain Taxes. The Optionee authorizes The Company to withhold, in accordance with applicable law, from any Option Shares to be issued to an optionee upon exercise by the Optionee of all or a portion of this Option, a number of Option Shares based on their fair market value equal to the amount of any taxes required to be withheld by any federal, state or local law or regulation as a result of the exercise of this option. In this regard, the optionee acknowledges and agrees that this withholding is mandatory and the determination by The Company of the fair market value of any Option Shares on the date of exercise of this option shall be final and conclusive in all respects. The Option granted hereunder is not intended to be a qualified option under the Internal Revenue Code of 1986, as amended.

     8. Transfer of Option Shares. The Optionee agrees that the Option
Shares acquired upon exercise of this Option shall be acquired for his own account for investment purposes only and not with a view to any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "Act") or other applicable securities laws. If the Company so determines, any stock certificates issued upon exercise of this Option shall bear a legend to the effect that the Option Shares have been so acquired. The Company shall not be required to bear any expenses of compliance with the Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification or transfer, as the case may be, of this Option or any Option Shares acquired upon the exercise thereof. The Optionee acknowledges that he is aware that his right to transfer the Option Shares will be restricted in accordance with Rule 144, unless such Option Shares are so registered. The foregoing restrictions on the transfer of the Option Shares shall not apply if (a) The Company shall have been furnished with an opinion of counsel satisfactory in form and substance to the Company to the effect that such transfer will be in compliance with the Act and other applicable securities laws, or (b) the Option Shares shall have been duly registered in compliance with the Act and other applicable securities laws.

     9. Acceptance of Stock Option Agreement. The Optionee hereby approves and accepts the terms, conditions, and provisions of this Stock Option Agreement and agrees to be bound hereby, and further agrees that his executors, administrators, heirs, successors, and assigns shall be bound hereby and thereby. Without limitation of the foregoing, the Optionee hereby agrees, individually and for his executors, administrators, heirs, successors, and assigns, that all decisions or interpretations of the Company or its duly authorized representatives with regard to any and all aspects of this Agreement and the administration thereof shall be binding, conclusive, and final.

     10. Address for Notices. The parties hereto designate the respective addresses set forth below as the addresses for receipt of any notice under this Stock Option Agreement.


     11. Merger, Consolidation or Change of Control. In connection with any merger, consolidation, change in control or similar reorganization, excluding a public offering ("Reorganization"), the Company may in its discretion:

     a. Negotiate a binding agreement whereby any acquiring or successor corporation will assume each Option then outstanding or substitute an equivalent option; or

     b. Authorize cash payments to Optionee equal to the difference between the aggregate Exercise Price of the option then outstanding irrespective of the Option's current exercisability and the fair market value of the Shares covered by the Option. Any cash payment which the Company may make shall be made within sixty (60) days following such authorization and fully discharge any and all obligations the Company may have in connection with the options. Notwithstanding the forgoing, the Company shall have no obligation to take any action with respect to any option in connection with a Reorganization.

     12. Adjustments. In the event of a stock dividend, stock split or other subdivision, consolidation or similar change in the outstanding shares of Common Stock or capital structure of the Company (collectively, a "Stock Adjustment"), the following shall occur hereunder: (i) the number of shares of Common Stock reserved or otherwise available for exercise of the Option, shall be adjusted proportionately (and automatically reduced by any fraction resulting from such adjustment) ; and (ii) the Exercise Price per share of outstanding Options shall be adjusted so that the aggregate Exercise Price payable pursuant to each outstanding Option after the Stock Adjustment shall equal the aggregate amount so payable prior to the Stock Adjustment. In the event of any dispute concerning such adjustment, the decision of The Company shall be conclusive. If a Stock Adjustment is made, The Company shall notify all Optionees of such adjustment within thirty (30) days of making such an adjustment, which notification shall state the adjusted number of shares of Common Stock for which a particular option is exercisable.

     13. Use of Services; Successors. Nothing herein confers any right or obligation on the Optionee to continue rendering services to the Company or shall affect in any way the Optionee's right or the right of the Company, as the case may be, to terminate the Optionee's services at any time.

     14. Entire Agreement. This Agreement constitutes the entire understanding between the Optionee and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by the Optionee of his Option and/or Option Shares.

     15. Amendment; Governing Law. Any amendment or modification hereto shall be in writing and executed by both parties hereto. This Agreement shall be governed, interpreted and construed under Colorado law, excluding however the rules applicable to conflict of laws.

     IN WITNESS WHEREOF,the parties hereto execute this Stock option Agreement with the intention to be fully bound as of the date first stated above.


                               MEDIX RESOURCES, INC.


By:__________________________________
                                       Title: President


                   Address: 7100 E. Belleview Avenue, Ste. 301

                           Englewood, Colorado 80111


------------------------------------

Optionee Name:
                                    Address:




         Amendment of Non-Plan Option Agreement of Medix Resources, Inc.
               Approved by Board of Directors on January 26, 2000

Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price in any of the following ways:
(i) in U.S. dollars in cash or by check, bank draft or money order; (ii) by the surrender of all or part of an Option (including the Option being exercised) with an aggregate net value equal to the aggregate exercise price; (iii) by the tender to the Company of shares of Common Stock with an aggregate value equal to the exercise price; or (iv) by a combination of (i), (ii) and (iii) above. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his, her or its Option until the date of issuance of a stock certificate for such shares.